Exhibit 99.1

Wesco Aircraft Holdings Reports
Fiscal 2018 First Quarter Results
-- Business Assessment Validating Scope, Impact and Timing of Key Initiatives --
VALENCIA, Calif., February 8, 2018 - Wesco Aircraft Holdings, Inc. (NYSE: WAIR), one of the world's leading distributors and providers of comprehensive supply chain management services to the global aerospace industry, today announced results for its fiscal 2018 first quarter ended December 31, 2017.
Fiscal 2018 First Quarter Highlights

•	Net sales of $363.1 million, up 7.0 percent

•	Net loss of $0.4 million, including additional tax expense of $9.1 million from enactment of the Tax Cuts and Jobs Act of 2017

•	Adjusted net income(1) of $14.5 million, or $0.15 per diluted share

•	Adjusted earnings before interest, taxes, depreciation and amortization(1) (EBITDA) of $35.0 million, or 9.6 percent of net sales
Todd Renehan, chief executive officer, said, “Results in the fiscal 2018 first quarter reflect improved sales and operating performance, consistent with the recovery in leading indicators that began in the fourth quarter of fiscal 2017. The increase in sales compared to the first quarter of last year was primarily due to new business and higher volumes on hardware and chemical contracts, and to a lesser extent, better ad-hoc sales performance. Expenses reflect investments made in the second half of fiscal 2017 and consulting costs incurred in the first quarter of fiscal 2018 to support improvement initiatives. While our fiscal 2018 first quarter results are promising, more work is needed to sustain and further improve our performance to-date.
“The comprehensive business assessment that we initiated in the first quarter is progressing well. We’re very encouraged with the assessment’s findings, which reinforce our belief that significant opportunities exist to reduce costs and enhance margins. We are digging deeper into the next level of details to further validate our view of the scope, impact and timing of improvement plan initiatives, while at the same time initiating projects in several key areas. We plan to provide details of these broader initiatives and their expected financial impact in our fiscal 2018 second quarter earnings announcement.”
Fiscal 2018 First Quarter Results
Net sales of $363.1 million in the fiscal 2018 first quarter were 7.0 percent higher than the same period last year, primarily due to an increase in long-term contracts and growth in ad-hoc sales. The increase in contract sales primarily reflects new business revenue and higher hardware and chemical content. Ad-hoc sales growth was primarily due to improved service performance and growth at key customers.
Gross profit was $94.4 million in the first quarter of fiscal 2018, compared with $89.5 million in the fiscal 2017 first quarter. Gross margin was 26.0 percent in the fiscal 2018 first quarter, compared with 26.4 percent in the same period last year. The lower gross margin primarily reflects a decline in chemical margins and a slightly negative impact from mix.
Selling, general and administrative (SG&A) expenses totaled $69.9 million in the fiscal 2018 first quarter compared with $63.2 million in the same period last year. The increase in SG&A expenses was primarily due to investments made in the second half of fiscal 2017 to stabilize the business and support growth, as well as higher consulting costs in the fiscal 2018 first quarter associated with the company’s improvement initiatives. SG&A expense as a percentage of net sales was 19.2 percent in the fiscal 2018 first quarter, compared with 18.6 percent in the same period last year.
Income from operations totaled $24.6 million, or 6.8 percent of net sales, in the fiscal 2018 first quarter, compared with $26.3 million, or 7.7 percent of net sales, in the same period last year. The decline in operating income reflects higher SG&A expenses, partially offset by an increase in gross profit.
The company's effective tax rate in the first quarter of fiscal 2018 includes additional tax expense of $9.1 million associated with the enactment of the Tax Cuts and Jobs Act in the period. Excluding this expense, the company’s effective tax rate in fiscal 2018 is expected to be approximately 28-29 percent.
Net loss was $0.4 million in the fiscal 2018 first quarter, essentially break-even on a per-share basis. This compares with net income of $13.1 million, or $0.13 per diluted share, in the same period last year. Adjusted net income(1) was $14.5 million, or $0.15 per diluted share, compared with $18.5 million, or $0.19 per diluted share, in the same period last year.
Adjusted EBITDA(1) in the fiscal 2018 first quarter was $35.0 million, compared with $34.3 million in the same period last year. Adjusted EBITDA margin(1) was 9.6 percent, compared with 10.1 percent in the same period last year.
Net cash used in operating activities totaled $29.9 million in the fiscal 2018 first quarter compared with $28.1 million in the same period last year. Free cash flow was negative $31.2 million in the fiscal 2018 first quarter, compared with negative free cash flow of $29.4 million in the same period last year.
Fiscal 2018 Outlook
The company continues to target a low single-digit percentage increase in net sales year-over-year in fiscal 2018, as well as a low double-digit percentage increase in adjusted EBITDA year-over-year in fiscal 2018. The company also continues to expect that it will end the fiscal year at an adjusted EBITDA margin run-rate of more than 10 percent.
Conference Call Information
Wesco Aircraft will hold a conference call to discuss its fiscal 2018 first quarter results at 2:00 p.m. PST (5:00 p.m. EST) today, February 8, 2018. The conference call can be accessed by dialing 866-763-0010 (domestic) or 703-871-3797 (international) and entering passcode 3079308.

The conference call will be simultaneously broadcast on Wesco Aircraft’s Investor Relations website (http://ir.wescoair.com).
Following the live webcast, a replay will be available on the company’s website for one year. A telephonic replay also will be available approximately two hours after the conference call and may be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 3079308. The telephonic replay will be available until February 15, 2018 at 11:59 p.m. EST.
About Wesco Aircraft
Wesco Aircraft is one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery, chemical management services, third-party logistics or fourth-party logistics and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including C-class hardware, chemical and electrical and comprised of more than 565,000 active SKUs.
To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.
Footnotes
(1) Non-GAAP financial measure - see the tables following this press release for reconciliations of GAAP to non-GAAP results.
Non-GAAP Financial Information
Adjusted net income represents net (loss) income before: (i) amortization of intangible assets, (ii) amortization or write-off of deferred issuance costs, (iii) special items and (iv) the tax effect of items (i) through (iii) above calculated using an estimated effective tax rate.
Adjusted basic earnings per share represent basic earnings per share calculated using adjusted net income as opposed to net income.
Adjusted diluted earnings per share represent diluted earnings per share calculated using adjusted net income as opposed to net income.
Adjusted EBITDA represents net (loss) income before: (i) income tax (benefit) provision, (ii) net interest expense, (iii) depreciation and amortization and (iv) special items.
Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.
Free cash flow represents net cash (used in) provided by operating activities less purchases of property and equipment.
Wesco Aircraft utilizes and discusses adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow, which are non-GAAP measures management uses to evaluate the company’s business, because it believes these measures assist investors and analysts in comparing the company’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the company’s core operating performance. Wesco Aircraft believes these metrics are used in the financial community, and the company presents these metrics to enhance understanding of its operating performance. Readers should not consider adjusted EBITDA and adjusted net income as alternatives to net (loss) income, determined in accordance with GAAP, as an indicator of operating performance. Adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow are not measurements of financial performance under GAAP, and these metrics may not be comparable to similarly titled measures of other companies. See the tables following this press release for reconciliations of adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft Holdings, Inc. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “believe,” “continue,” “enhance,” “expect,” “impact,” “improve,” “increase,” “indicator,” “initiative,” “outlook,” “plan,” “progress,” “reduce,” “sustain,” “target,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, the reader should not place undue reliance on such statements.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers, or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations, including exposure to foreign currency movements; risks associated with assumptions the company makes in connection with its critical accounting estimates (including goodwill, excess and obsolete inventory and valuation allowance of the company’s deferred tax assets) and legal proceedings; changes in U.S. tax law; the company’s dependence on third-party package delivery companies; fuel price risks; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; risks related to the company’s indebtedness; and other risks and uncertainties.
The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information:
Jeff Misakian
Vice President, Investor Relations
661-362-6847
Jeff.Misakian@wescoair.com

Wesco Aircraft Holdings, Inc.
Consolidated Statements of (Loss) Income (UNAUDITED)
(In thousands, except share data)

	Three Months Ended December 31,
	2017	2016
Net sales	$363,091	$339,371
Cost of sales	268,667	249,914
Gross profit	94,424	89,457
Selling, general and administrative expenses	69,852	63,201
Income from operations	24,572	26,256
Interest expense, net	(11,838)	(11,073)
Other income, net	260	288
Income before income taxes	12,994	15,471
Provision for income taxes	(13,368)	(2,364)
Net (loss) income	$(374)	$13,107

Net (loss) income per share:
Basic	$(0.00)	$0.13
Diluted	$(0.00)	$0.13
Weighted average shares outstanding:
Basic	99,096,914	98,319,926
Diluted	99,096,914	98,821,794

Wesco Aircraft Holdings, Inc.
Condensed Consolidated Balance Sheets (UNAUDITED)
(In thousands)

	December 31, 2017	September 30, 2017
Assets
Cash and cash equivalents	$41,948	$61,625
Accounts receivable, net	253,602	256,301
Inventories	856,253	827,870
Prepaid expenses and other current assets	16,542	13,733
Income taxes receivable	3,057	3,617
Total current assets	1,171,402	1,163,146
Long-term assets	586,884	590,961
Total assets	$1,758,286	$1,754,107
Liabilities and Stockholders’ Equity
Accounts payable	$161,684	$184,273
Accrued expenses and other current liabilities	33,896	35,329
Income taxes payable	5,614	3,290
Capital lease obligations, current portion	3,153	2,952
Short-term borrowings and current portion of long-term debt	94,000	75,000
Total current liabilities	298,347	300,844
Capital lease obligations, less current portion	2,950	2,013
Long-term debt, less current portion	783,673	788,838
Deferred income taxes	3,797	3,197
Other liabilities	17,109	9,484
Total liabilities	1,105,876	1,104,376
Total stockholders’ equity	652,410	649,731
Total liabilities and stockholders’ equity	$1,758,286	$1,754,107

 Wesco Aircraft Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2017	2016
Cash flows from operating activities
Net (loss) income	$(374)	$13,107
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	7,256	6,729
Amortization of deferred debt issuance costs	1,508	3,202
Stock-based compensation expense	1,815	2,690
Inventory provision	4,443	2,166
Deferred income taxes	593	491
Other non-cash items	59	(681)
Subtotal	15,300	27,704
Changes in assets and liabilities
Accounts receivable	2,020	(2,159)
Inventories	(32,960)	(44,335)
Other current and long-term assets	(2,492)	(7,667)
Accounts payable	(22,315)	(8,334)
Other current and long-term liabilities	10,567	6,705
Net cash used in operating activities	(29,880)	(28,086)
Cash flows from investing activities
Purchase of property and equipment	(1,335)	(1,316)
Net cash used in investing activities	(1,335)	(1,316)
Cash flows from financing activities
Proceeds from short-term borrowings	46,000	25,000
Repayment of short-term borrowings	(27,000)	(5,000)
Repayment of borrowings and capital lease obligations	(5,547)	(6,674)
Debt issuance costs	(1,900)	(10,462)
Net cash (used for) from activities related to stock-based incentive plans	(26)	2,277
Net cash provided by financing activities	11,527	5,141
Effect of foreign currency exchange rate on cash and cash equivalents	11	(1,608)
Net decrease in cash and cash equivalents	(19,677)	(25,869)
Cash and cash equivalents, beginning of period	61,625	77,061
Cash and cash equivalents, end of period	$41,948	$51,192

Wesco Aircraft Holdings, Inc.
Non-GAAP Financial Information - Adjusted Net Income and
Adjusted Earnings Per Share (UNAUDITED)
(Dollars in thousands, except share data)

	Three Months Ended December 31,
	2017	2016
Net Sales	$363,091	$339,371

Adjusted Net Income
Net (loss) income	$(374)	$13,107
Amortization of intangible assets	3,714	3,721
Amortization of deferred debt issuance costs	1,508	3,202
Special items (1)	2,914	1,015
Adjustments for tax effect (2)	6,696	(2,547)
Adjusted net income	$14,458	$18,498

Adjusted Earnings Per Share
Weighted-average number of basic shares outstanding	99,096,914	98,319,926
Adjusted net income per basic share	$0.15	$0.19

Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	99,096,914	98,821,794
Adjusted net income per diluted share	$0.15	$0.19

(1)
Special items in the first quarter of fiscal 2018 consisted of consulting fees associated with the company’s improvement activities of $1.6 million, settlement of litigation and related fees of $1.1 million and other expenses of $0.2 million. Special items in the first quarter of fiscal 2017 consisted of business realignment and other expenses of $1.0 million.

(2) The adjustments for tax effect in the first quarter of fiscal 2018 included an estimated $9.1 million tax provision on foreign earnings as a transition tax under the Tax Cuts and Jobs Act.

Wesco Aircraft Holdings, Inc.
Non-GAAP Financial Information - EBITDA and Adjusted EBITDA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended December 31,
	2017	2016

EBITDA & Adjusted EBITDA
Net (loss) income	$(374)	$13,107
Provision for income taxes	13,368	2,364
Interest expense, net	11,838	11,073
Depreciation and amortization	7,256	6,729
EBITDA	32,088	33,273
Special items (1)	2,914	1,015
Adjusted EBITDA	$35,002	$34,288

Adjusted EBITDA margin	9.6%	10.1%

(1)
Special items in the first quarter of fiscal 2018 consisted of consulting fees associated with the company’s improvement activities of $1.6 million, settlement of litigation and related fees of $1.1 million and other expenses of $0.2 million. Special items in the first quarter of fiscal 2017 consisted of business realignment and other expenses of $1.0 million.

 Wesco Aircraft Holdings, Inc.
Non-GAAP Financial Information - Free Cash Flow (UNAUDITED)
(Dollars in thousands)

	Three Months Ended December 31,		Increase (Decrease)	Percent Change
	2017	2016
Free Cash Flow
Net cash used in operating activities	$(29,880)	$(28,086)	$(1,794)	(6.4)%
Purchase of property and equipment	(1,335)	(1,316)	(19)
Free cash flow	$(31,215)	$(29,402)	$(1,813)	(6.2)%